Hamilton & Associates Law Group, P.A.

Attorneys Counselors Consultants

101 Plaza Real S, Suite 202N Boca Raton, Fl 33432

www.SecuritiesLawyer101.com

Telephone: 561-416-8956	Facsimile: 561-416-2855

April 30, 2018

Fraud Protection Network, Inc.

2500 E. Hallandale Beach Blvd, Ste 404
Hallandale Beach, Fl 33009

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

Hamilton & Associates Law Group, P. A. (the “Law Firm”) has acted as counsel to Fraud Protection Network, Inc., a Florida corporation (the “Company”), in the preparation of the Registration Statement on Form S-1 (the “Registration Statement”), originally filed by the Company with the Securities and Exchange Commission on January 17, 2018, as amended, covering 1,846,419 shares of the Company’s Common Stock held by the selling shareholders (the “Common Shares”) identified in the Registration Statement.

In so acting, this Law Firm has examined and relied upon such records, documents and other instruments as in this Law Firm’s judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to the Law Firm as originals, and the conformity to original documents of all documents submitted to the Law Firm as certified or photostatic copies. This opinion is based upon the laws of the state of Florida.

Based on the foregoing, this Law firm is of the opinion that:

1. The Common Shares are duly and validly issued, fully paid and non-assessable.

2. The issuance of the Common Shares has been duly authorized.

The Law Firm hereby consents to the use of this opinion in the Prospectus discussion of the opinion in and to being named in the “Expert” section of the Registration Statement. The Law Firm also consents to the reproduction of the opinion as Exhibit 5 to the Registration Statement filed with the Commission.

Very truly yours,

Hamilton & Associates Law Group, P.A.

By: /s/ Brenda Hamilton

Brenda Hamilton, Esquire

Principal of Hamilton & Associates Law Group, P.A. For the Firm